UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2013

FIRST DATA CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5565 GLENRIDGE CONNECTOR, N.E., SUITE 2000, ATLANTA, GEORGIA	30342
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (404) 890-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2013, Jonathan J. Judge, Chief Executive Officer (“CEO”) and a member of the Board of Directors of First Data Corporation (the “Company”), informed the Company that he is resigning from those positions for health reasons.  The effective date of the resignation will be agreed upon by the Company and Mr. Judge at a later date but is anticipated to be no later than March 31, 2013 (the “Effective Date”).  Mr. Judge will continue to serve as CEO and a director until the Effective Date while the Board of Directors conducts a search for a new CEO.

Mr. Judge will enter into a Retention and Transition Agreement with First Data Holdings Inc. (“Holdings”) and the Company (the “Agreement”).  Under the terms of the Agreement, Mr. Judge’s current compensatory arrangement will continue until the Effective Date.  Thereafter, subject to the conditions outlined in the Agreement, he will receive salary continuation for a period of 24 months, with the sum total of payments equal to 2 times his base pay plus target bonus totaling $7,500,000; insurance coverage in accordance with COBRA paid for by the Company and thereafter provided Company-funded health insurance until age 65; and continue to vest in previously granted awards of equity in Holdings for one year following the Effective Date.  Holdings also has agreed not to exercise previously granted call rights for any equity in Holdings held by Mr. Judge without his approval subject to the conditions outlined in the Agreement.  The form of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 The following is a list of the Exhibits filed with this report.

Exhibit
Number	Description of Exhibit

10.1	Retention and Transition Agreement with Jonathan J. Judge.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION

By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary

Date: January 11, 2013

Exhibit Index

The following is a list of the Exhibits filed with this report.

Exhibit
Number	Description of Exhibit

10.1	Retention and Transition Agreement with Jonathan J. Judge.